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                                                                     EXHIBIT 1.1


                          KEY AUTO FINANCE TRUST 1997-2

                   $268,000,000 Class A-1 5.835% Asset Backed
                    Notes $132,000,000 Class A-2 5.99% Asset
                    Backed Notes $150,000,000 Class A-3 6.10%
                    Asset Backed Notes $148,000,000 Class A-4
                   6.15% Asset Backed Notes $151,800,000 Class
                    A-5 6.25% Asset Backed Notes $125,000,000
                       Class A-P 6.15% Asset Backed Notes
                  $63,620,000 Class B 6.30% Asset Backed Notes
                  $24,300,000 Class C 6.65% Asset Backed Notes

                       KEY CONSUMER ACCEPTANCE CORPORATION
                                    (Seller)

                       KEY BANK USA, NATIONAL ASSOCIATION
                                   (Servicer)

                             UNDERWRITING AGREEMENT

                                                                December 4, 1997

CREDIT SUISSE FIRST
  BOSTON CORPORATION,
As Representative of the
Underwriters Listed in
Schedule I
(the "REPRESENTATIVE")
Eleven Madison Avenue
New York, NY  10010-3629


Ladies and Gentlemen:

         Key Consumer Acceptance Corporation, a Delaware corporation (the "SELLER") and a wholly owned limited-purpose subsidiary of KeyCorp, an Ohio corporation ("KEYCORP"), proposes to sell to the Underwriters listed in Schedule I hereto (the "Underwriters") $268,000,000 aggregate principal amount of Class A-1 5.835% Asset Backed Notes (the "CLASS A-1 NOTES"), $132,000,000 aggregate principal amount of Class A-2 5.99% Asset Backed Notes (the "CLASS A-2 NOTES"), $150,000,000 aggregate principal amount of Class A-3 6.10% Asset Backed Notes (the "CLASS A-3 NOTES"),$148,000,000 aggregate principal amount of Class A-4 6.15% Asset Backed Notes (the "CLASS A-4 NOTES"), $151,800,000 aggregate principal amount of Class A-5 6.25% Asset Backed Notes (the "CLASS A-5 NOTES"), $125,000,000 aggregate principal amount of Class A-P 6.15% Asset Backed Notes (the "CLASS A-P NOTES"),$63,620,000 aggregate principal amount of Class B 6.30%



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Asset Backed Notes (the "CLASS B NOTES") and $24,300,000 aggregate principal amount of Class C 6.65% Asset Backed Notes (the "CLASS C NOTES," and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-P Notes, and the Class B Notes, the "NOTES"). The Notes are issued by the Key Auto Finance Trust 1997-2 (the "TRUST"). The Trust also will issue $17,280,000 aggregate principal amount of certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES"). Each Certificate will represent a fractional undivided interest in the Trust. Each Note will be secured by the assets of the Trust pursuant to the Indenture (as hereinafter defined).

         The assets of the Trust include, among other things, a pool of retail motor vehicle loans and retail installment sale contracts secured by new and used automobiles and light trucks (the "RECEIVABLES") and certain monies received under the Receivables after November 30, 1997 (the "CUTOFF DATE"), such Receivables to be serviced for the Trust by Key Bank USA, National Association (the "BANK") in its capacity as servicer (in such capacity, the "SERVICER").

         The Receivables will be sold to the Seller by each of the Bank and AutoFinance Group, Inc., an Ohio corporation ("AFG," and together with the Bank, the "ORIGINATORS") pursuant to a Purchase Agreement, dated as of the Closing Date (each such agreement, a "PURCHASE AGREEMENT") between the Seller and each of the Bank and AFG. The Receivables will be conveyed by the Seller to the Trust pursuant to a Sale and Servicing Agreement dated as of the Closing Date among the Seller, the Servicer, Bankers Trust Company, as indenture trustee (the "INDENTURE TRUSTEE") and Chase Manhattan Bank Delaware, as owner trustee (the "TRUSTEE") (the "SALE AND SERVICING AGREEMENT"). The Bank will grant the Trust a security interest in the Receivables and related assets under and subject to the terms of an Affiliate Security Agreement dated as of the Closing Date (the "AFFILIATE SECURITY AGREEMENT") between the Bank and the Trust.

         The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (the "INDENTURE"), between the Trust and the Indenture Trustee. The Servicer will agree to perform certain administrative tasks pursuant to an Administration Agreement to be dated as of the Closing Date (the "ADMINISTRATION AGREEMENT"). The Certificates will be issued pursuant to an Amended and Restated Trust Agreement to be dated as of the Closing Date (the "TRUST AGREEMENT") between Seller and the Trustee.

         The Seller has prepared in conformity in all material respects with the provisions of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations of the


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Commission thereunder (the "RULES AND REGULATIONS"), and filed with the
Securities and Exchange Commission (the "COMMISSION") a registration statement (Reg. No. 333-38211), including a prospectus, relating to the Securities. The Seller has also prepared an ABS term sheet for the Notes (the "ABS NOTE TERM SHEET") in conformity in all material respects with the Act, the Rules and Regulations and all requirements applicable to ABS term sheets and computational materials set forth in no-action letters issued by the Commission. The registration statement as amended at the time it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to as the "REGISTRATION STATEMENT," the form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "BASE PROSPECTUS" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Notes and the offering thereof (the "PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "PROSPECTUS".

         The terms which follow, when used in this Agreement, shall have the meanings indicated. "EFFECTIVE DATE" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "RULE 424" refers to such rule under the Act. "BASIC DOCUMENTS" shall mean each Purchase Agreement, the Affiliate Security Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Certificate Purchase Agreement with respect to the Certificates (the "CERTIFICATE PURCHASE AGREEMENT"), this Agreement, the Securities and each Depository Agreement. "PARTICIPATING ENTITY" means each of AFG, the Bank and the Seller. "SECURITYHOLDER" means any Noteholder and any Certificateholder and "SECURITY OWNER" means the beneficial owner of any Note or Certificate. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in Appendix X to the Sale and Servicing Agreement.

         The Participating Entities agree (severally and not jointly, except as otherwise expressly provided herein) with the Underwriters as follows:

         1. The Seller agrees to sell and deliver to the Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Seller, the respective aggregate principal amounts and classes of Notes set


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forth opposite such Underwriter's name in Schedule I hereto. The purchase price for Notes of any class will be the applicable percentage set forth on Schedule I hereto of the aggregate principal amount of such class purchased.

         2. The Seller understands that the Underwriters intend (i) to make a public offering of the Notes purchased by the Underwriters hereunder as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Seller and the Representative is advisable and (ii) initially to offer the Notes purchased by the Underwriters hereunder upon the terms set forth in the Prospectus.

         3. Payment for the Notes purchased by the Underwriters hereunder shall be made to the Seller or to its order by wire transfer of same day funds at the office of Mayer Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois time on December 16, 1997, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Seller may agree upon in writing (the "CLOSING DATE"). As used herein, the term "BUSINESS DAY" means any day other than a day on which banks generally are permitted or required to be closed in New York, New York or Cleveland, Ohio.

         Payment for the Notes purchased by the Underwriters hereunder shall be made against delivery to the Representative for the respective accounts of the Underwriters on the Closing Date of such Notes in definitive form registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Basic Documents, as the Representative shall request in writing not later than a reasonable time prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Seller. The Seller shall make such definitive certificates representing the Notes available for inspection by the Representative at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 not later than 1:00 P.M., Chicago, Illinois time, on the Business Day prior to the Closing Date.

         4. Each Participating Entity represents and warrants (severally and not jointly) to and agrees with each Underwriter that:

                  (a) The Registration Statement, including amendments thereto as may have been required on or prior to the date hereof, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective. The conditions to the use by the Seller of a Registration Statement on Form S-3 under the Act, as


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         set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                  (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such Participating Entity, threatened by the Commission, and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) on the date of this Agreement, the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Participating Entities in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus (collectively, "UNDERWRITER INFORMATION"). Each Participating Entity hereby agrees with the Underwriters that, for all purposes of this Agreement, the only Underwriter Information furnished consists of (1) the statements in the first sentence of the paragraph immediately below the pricing table with respect to the terms of the offering on the cover page of the Prospectus Supplement, (2) the capitalized paragraph with respect to stabilizing transactions in secondary markets in the Notes on page S-2 of the Prospectus Supplement, and (3) the statements in the second paragraph and the clause after the comma in the first sentence in the third paragraph under the caption "Underwriting" in the Prospectus Supplement.



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                  (c) The computer tapes with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "COMPUTER TAPES"), and made available to the Representative by each of the Bank and AFG, respectively, were complete and accurate in all material respects as of the date thereof.

                  (d) Such Participating Entity is either a corporation or national bank that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as now conducted by it and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other Trust Property. Such Participating Entity has the power, authority and legal right to execute, deliver and perform this Agreement and each of the other Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Trustee as Trust Property.

                  (e) The Securities have been duly authorized, and, when issued and delivered pursuant to the Basic Documents and duly executed and authenticated by the Trustee and the Indenture Trustee, as applicable, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Basic Documents. The execution, delivery and performance by such Participating Entity of each of the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Participating Entity by all necessary corporate action. The Basic Documents to which such Participating Entity is a party have been duly executed and delivered by such Participating Entity and, when executed and delivered by such Participating Entity and the other parties thereto, each of such Basic Documents will constitute a legal, valid and binding obligation of such Participating Entity, enforceable against such Participating Entity in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies. The Securities and the Basic Documents conform to the descriptions thereof in the Prospectus in all material respects. The Notes and the Indenture have been duly executed and delivered by the Trust and, when the Indenture is executed and the Notes are authenticated by the Indenture Trustee, the Indenture and the Notes will constitute legal, valid and binding


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         obligations of the Trust, enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

                  (f) No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by such Participating Entity of any of the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

                  (g) Such Participating Entity is not in violation of its articles or certificate of incorporation, articles of association, code of regulations or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance by such Participating Entity of the Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the terms and provisions hereof and thereof will not materially conflict with or result in a material breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien (other than as contemplated by the Basic Documents) upon any of its properties pursuant to the terms of, (A) the articles or certificate of incorporation, articles of association, code of regulations or bylaws of such Participating Entity, (B) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which such Participating Entity is a party or by which such Participating Entity is bound, which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents or (C) any law, order, rule or regulation applicable to such Participating Entity of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over such Participating Entity.



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                  (h) There are no proceedings or investigations pending, or, to the knowledge of such Participating Entity threatened, to which such Participating Entity is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
         (i) that are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed, (ii) asserting the invalidity of this Agreement or any of the Basic Documents, (iii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iv) seeking any determination or ruling that might materially and adversely affect the performance by such Participating Entity of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, (v) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of any of the Securities, or (vi) which, if determined adversely, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of any of the Securities or the marketability of any of the Securities.

                  (i) There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus pursuant to the Act and the Rules and Regulations which are not filed or described as required.

                  (j) The representations and warranties of such Participating Entity contained in the Basic Documents to which it is a party are true and correct as of the dates of the respective Basic Documents in all material respects.

                  (k) By assignment and delivery of each of the Receivables of each Originator to the Seller as of the Closing Date, such Originator will transfer title in such Receivables to the Seller, subject to no Lien prior or equal to the ownership interest granted to the Seller. By assignment and delivery of each of the Receivables to the Trust as of the Closing Date, the Seller will transfer title in the Receivables to the Trust, subject to no Lien prior or equal to the ownership or security interest granted to the Trust.

                  (l) Ernst & Young LLP are independent public accountants with respect to the Participating Entities within the meaning of the Act and the Rules and Regulations.



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         5. Each Participating Entity covenants and agrees (severally and not jointly) with the Underwriters that:

                  (a) Prior to the termination of the offering of the Notes, the Seller will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus without first furnishing to the Representative a copy of the proposed amendment or supplement and giving the Representative a reasonable opportunity to review the same. Subject to the foregoing sentence, the Seller will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and the Seller will cause the ABS Note Term Sheet to be filed with the Commission pursuant to a Current Report on Form 8-K within the second business day following the first day the ABS Note Term Sheet has been sent to a prospective investor in the Notes and will provide evidence satisfactory to the Underwriters of such timely filing. The Seller will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and the ABS Note Term Sheet shall have been filed pursuant to a Current Report on Form 8-K, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Seller of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Seller of notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Such Participating Entity will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The receipt by the Representative of any amendment or supplement to the Registration Statement or Prospectus, as applicable, shall not be deemed a waiver of any condition set forth in Section 7 hereof.

                  (b) The Seller will deliver, at its expense, to the Representative, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (e) below, to each Underwriter as many copies of the Prospectus (including all amendments and


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         supplements thereto) as the Representative may reasonably
         request.

                  (c) If during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading, or it is necessary to amend or supplement the Prospectus to comply with applicable law, the Seller will forthwith prepare and furnish, at the expense of the Seller, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Seller) to which Notes may have been sold by the Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be materially misleading or so that the Prospectus will comply with applicable law. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                  (d) The Seller will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and will pay all reasonable fees and expenses (including fees and disbursements of counsel to the Representative to the extent provided in Section 6(iii) hereof) incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; PROVIDED, HOWEVER, that the Seller shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and PROVIDED FURTHER that the Seller shall not be required to file a general consent to service of process in any jurisdiction.

                  (e) The Seller will cause the Trust to make generally available to Securityholders and to the Representative all financial information required to be sent to Securityholders pursuant to the Basic Documents.



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                  (f) For the period from the date of this Agreement until the retirement of all of the Securities the Servicer will furnish to the Representative (i) copies of each Servicer's Certificate and the annual statements of compliance delivered to the Trustee or Indenture Trustee pursuant to the Basic Documents and the annual independent certified public accountant's servicing reports furnished to the Trustee or Indenture Trustee pursuant to the Basic Documents, by first-class mail at the same time such statements and reports are furnished to the Trustee or Indenture Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all other reports and communications to any Securityholders or Security Owners, or to or from the Trustee, Indenture Trustee, the Clearing Agency, any Rating Agency or the Commission relating to the Trust or the Securities, (iv) copies of each Opinion of Counsel and Officer's Certificate delivered pursuant to the Basic Documents, as soon as available, and (v) from time to time, such other information concerning the Trust or the Participating Entities as the Representative may reasonably request.

                  (g) If required, the Seller will register the Notes pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), prior to April 30, 1999.

                  (h) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by any Participating Entity, such Participating Entity shall furnish or cause to be furnished such documents and use reasonable efforts to take any such other action.

         6. The Participating Entities will pay all costs and expenses incident to the performance of their respective obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) incident to the preparation, printing (or otherwise reproducing), filing and delivery under the Act of the Registration Statement, the Prospectus and the ABS Note Term Sheet(including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may designate (including fees and disbursements of counsel for the Underwriters with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs)


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



and delivery of this Agreement, the Basic Documents and any Blue Sky Memorandum and the furnishing to the Underwriters and dealers of copies of the Registration Statement, the ABS Note Term Sheet and the Prospectus (including exhibits, amendments and supplements thereto) as herein provided, (vi) the fees and disbursements of the counsel of the Participating Entities and accountants and all fees and disbursements of Underwriters' counsel other than a portion of such fees and disbursements to be agreed between Seller and the Representative, (vii) any fees and expenses payable to the Clearing Agency, (viii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Notes and (ix) any fees and expenses of the Trustee and the Indenture Trustee.

         7. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy in all material respects, as of the date hereof and the Closing Date, of the representations and warranties on the part of the Participating Entities herein, to the accuracy of the statements of officers of the Participating Entities made in any writing delivered at the Closing pursuant to the provisions hereof, to the performance by each of the Participating Entities of its obligations hereunder and to the following additional conditions precedent:

                  (a) At each of the time this Agreement is executed and delivered by the Participating Entities and at the Closing Date, Ernst & Young LLP shall have furnished to the Representative letters dated, respectively, as of the date of this Agreement and as of the Closing Date, substantially in the forms of the drafts to which the Representative previously agreed and otherwise in form and substance satisfactory to the Representative and Ernst & Young LLP.

                  (b) The form of prospectus used to confirm sales of Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; the ABS Note Term Sheet shall have been filed with the Commission pursuant to a Current Report on Form 8-K within two business days following the first day the ABS Note Term Sheet is first sent to prospective investors in the Notes; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Participating Entities, contemplated by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.



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                  (c) The Representative shall have received officer's
         certificates, dated the Closing Date, signed by any Vice President or more senior officer of each Participating Entity, representing and warranting that, as of the Closing Date, the representations and warranties of such Participating Entity in this Agreement and the Basic Documents are true and correct, that such Participating Entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Basic Documents at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, contemplated by the Commission, and that since December 31, 1996, there has been no material adverse change, or any development involving a material adverse change, in or affecting particularly any Originator's portfolio of Motor Vehicle Loans or the business or properties of the Trust, any Participating Entity or KeyCorp which materially impairs the investment quality of the Notes.

                  (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a material adverse change, in or affecting the business, operations, financial condition or properties of the Trust, any Participating Entity or KeyCorp which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes,
         (ii) any downgrading in the rating of any debt securities of KeyCorp or any Participating Entity by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with no implication of a possible downgrading, of such rating).

                  (e) Forrest F. Stanley, Esq., General Counsel of the Bank, shall have furnished to the Representative his written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                           (i) Each Participating Entity has been duly organized
                  and is validly existing and in good standing under the laws of its jurisdiction of organization. Each Participating Entity has corporate power and authority (a) to own its properties and conduct its business as now conducted by it; (b) to own, sell, assign and, in the case of the Servicer and AFG, service the Receivables and the other Trust Property; (c) in the case of the Seller, to establish the Trust and sell the Securities as contemplated by this Agreement and the Basic Documents; and
                  (d) to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out their respective terms.

                           (ii) The execution, delivery, and performance of each
                  of this Agreement and the Basic Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by each Participating Entity that is a party thereto by all necessary corporate action. This Agreement and the Basic Documents have been duly executed and delivered by, and each constitutes a legal, valid and binding obligation of each Participating Entity that is a party thereto enforceable against such Participating Entity in accordance with its respective terms, subject to the General Qualifications (as defined in Schedule II).

                      (iii) The execution, delivery and performance by each
                  Participating Entity of this Agreement and the Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the terms and provisions hereof and thereof will not materially conflict with or result in a material breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien (other than as contemplated by the Basic Documents) upon any of its properties pursuant to the terms of, (A) the certificate of incorporation, articles of association or bylaws of such Participating Entity, (B) to the actual knowledge of such counsel, any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which such Participating Entity is a party or by which such Participating Entity is bound, which breach or default would reasonably be expected to have a material adverse impact on such Participating Entity or the transactions contemplated by the Basic Documents, (C) any Court Order (as defined in Schedule
                  II) actually known to me, or (D) applicable provisions of statutory law or regulations.

                      (iv) No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by any Participating Entity of this Agreement and the Basic Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, except as may be required under the Act and the Rules and Regulations and state securities laws and any filings of UCC financing statements.

                      (v) The Seller has duly authorized, executed and delivered the written order to each of the Trustee and Indenture Trustee to execute and authenticate the applicable Securities. When the Receivables have been transferred to the Trust, the Basic Documents have been executed, the Securities have been authenticated by the Trustee and Indenture Trustee, as applicable in accordance with the Basic Documents, and the Notes and Certificates have been delivered and paid for pursuant to this Agreement and the Certificate Purchase Agreement, the Securities will be validly issued and outstanding and entitled to the benefits provided by the Basic Documents, subject to the General Qualifications, and the Indenture and the Notes will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their respective terms, subject, as to enforceability, to the General Qualifications.

                      (vi) There are no proceedings or investigations pending
                  or, to my actual knowledge, threatened to which any Participating Entity is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over any Participating Entity, (A) that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, (B) asserting the invalidity of this Agreement or any of the Basic Documents, (C) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (D) seeking any determination or ruling that could materially and adversely affect the performance of any Participating Entity's obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents to which it is a party, (E) that may affect materially and adversely the federal or state income, excise, franchise or similar tax attributes of any of the Securities, or (F) that would reasonably be expected to materially adversely affect the interests of the holders of any of the Securities.

                      (vii) Such counsel is generally familiar with the standard operating procedures relating to each Originator's acquisition of a perfected security interest in the vehicles financed by such Originator pursuant to retail motor vehicle loans and retail installment sale contracts in the ordinary course of such Originator's business. Assuming that each Originator's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles, such Originator has acquired or will acquire a perfected security interest in the Financed Vehicles.

                           (viii) To such counsel's actual knowledge, there are
                  no contracts or other documents to which a Participating Entity is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

                  Such opinion may be made subject to (i) the qualifications that the enforceability of the terms of the Basic Documents may be subject to the General Qualifications and (ii) the assumptions and limitations set forth in Schedule III.

                  (f) Thompson Hine & Flory LLP, special counsel to the Participating Entities, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                      (i) The Receivables are "CHATTEL PAPER" as defined in the
                  UCC.

                      (ii) All filings necessary under applicable law to perfect
                  (A) the transfer of the Receivables by each Originator to the Seller, (B) the transfer of the Receivables by the Seller to the Trust, (C) the security interest granted by the Bank to the Trust pursuant to the Affiliate Security Agreement and (D) the security interest granted by the Trust in the Receivables to the Indenture Trustee, have been made and, provided that the Participating Entities and the Trust do not relocate their respective principal places of business and that the Trustee maintains the list of Receivables for inspection by interested parties, no other filings (other than the filing of continuation statements) need be made to maintain such perfection, and the interest of the Seller, the Trust and the

                  Indenture Trustee, respectively, will constitute a perfected security or ownership interest prior to any other security or ownership interest that may be perfected by the filing of a financing statement under the UCC. No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required (including filings of UCC financing statements) under the Act, the Rules and Regulations or the UCC in connection with the execution, delivery or performance by any Participating Entity of this Agreement and the Basic Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained or made.

                      (iii) The statements in the Registration Statement and the
                  Prospectus under the headings "Description of the Notes," "Description of the Certificates," "Certain Information Regarding the Securities" and "Description of the Transfer and Servicing Agreements," to the extent they purport to summarize the provisions of the Basic Documents, constitute a fair summary of such documents. The statements in the Registration Statement and the Prospectus under the headings "Summary of Terms - Tax Status," "Summary of Terms - ERISA Considerations," "Federal Income Tax Consequences," "State Tax Consequences" and "ERISA Considerations" accurately describe the material Federal income tax, Ohio corporation franchise tax and ERISA consequences to Noteholders and Note Owners and, to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                      (iv) Except as described in the Prospectus, the Trust will not be subject to income or franchise taxation in Ohio and the Trust will not be subject to the Ohio dealer intangibles tax.

                      (v) Noteholders who are not residents of, or domiciled in, or otherwise subject to taxation in Ohio will not be subject to Ohio income or Ohio franchise taxation in such state solely by reason of being Noteholders.

                      (vi) The Trust will be classified for federal income tax
                  purposes as a partnership and not as an association taxable as a corporation, and the Notes will be characterized as debt for federal and Ohio income and franchise tax purposes.

                      (vii) The Trust Agreement is not required to be qualified
                  and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                      (viii) The Registration Statement has become effective
                  under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best of such counsel's knowledge, threatened by the Commission. The Registration Statement and the Prospectus (other than the accounting, financial and statistical data contained in the Registration Statement or the Prospectus, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                      (ix) The Securities and the Basic Documents each conforms
                  in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                      (x) To the extent, if any, that the Purchase Agreement

                  between the Bank and the Seller does not constitute a valid sale, transfer and assignment of the Receivables from the Bank to the Seller, the Affiliate Security Agreement constitutes the creation of a valid perfected first priority security interest in the Receivables in favor of the Trust.

                      (xi) In the event that the Federal Deposit Insurance
                  Corporation were to be appointed as conservator or receiver for the Bank pursuant to the Federal Deposit Insurance Act, as amended, the interests in the Receivables granted to the Trust would be enforceable against the Bank notwithstanding the appointment of the Federal Deposit Insurance Corporation as receiver or conservator for the Bank.

                      (xii) Nothing has come to such counsel's attention that
                  would cause it to believe that as of the date of the Prospectus and at the Closing Date (x) the Registration Statement, the Prospectus and any amendments and supplements thereto (other than the financial statements and other accounting, statistical and financial information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) the descriptions therein of laws, rules, regulations, governmental proceedings, legal matters, contracts and documents are not accurate in all material respects or do not fairly present the information required to be shown therein.

                  Such opinion may be made subject to the qualifications that the enforceability of the terms of the Basic Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of the rights of creditors of national banks generally and to equitable limitations on the availability of specific remedies.

                  (g) Thompson Hine & Flory LLP, special counsel to the Participating Entities, shall have furnished its written opinion, dated the Closing Date, with respect to (i) nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Seller on the one hand, and those of either KeyCorp, AFG or any other Affiliate subject to the Bankruptcy Code on the other, in the event KeyCorp, AFG or any such Affiliate were to become subject of a case under the Bankruptcy Code, and (ii) the characterization of the transfer of the Receivables from each Originator to the Seller and from the Seller to the Trust and perfection of the Trust's and the Indenture Trustee's interest in the Receivables, and such opinions shall be in substantially the forms previously agreed with the Representative and its counsel and in any event satisfactory in form and in substance to the Representative and its counsel.

                  (h) (i) The Representative shall have received an opinion of Mayer, Brown & Platt, counsel to the Underwriters dated the Closing Date, with respect to the validity of the Securities and such other related matters as the Representative shall require and the Participating Entities shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                           (ii) Mayer, Brown & Platt, shall have furnished its written opinion, dated the Closing Date, that the Trust and the Indenture Trustee will have a first priority perfected security interest in the Financed Vehicles located in the State of New York and such opinion shall be satisfactory in form and in substance to the Representative.


                  (i) The Representative shall have received an opinion addressed to the Underwriters from counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                           (i) The Trustee has been duly organized and is
                  validly existing and in good standing under the laws of its jurisdiction of organization. The Trustee has full power, authority and legal right to execute, deliver and perform the Basic Documents to which it is a party and to carry out their respective terms.

                           (ii) The execution, delivery and performance by the
                  Trustee of each of the Basic Documents to which the Trustee or the Trust is a party and the consummation of the transactions contemplated thereby, have been duly authorized by the Trustee by all necessary action. The Basic Documents to which the Trustee is a party have been duly executed and delivered by the Trustee, and, when executed and delivered by the other parties thereto, such Basic Documents will constitute legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies. The Basic Documents to which the Trust is a party have been duly executed and delivered by the Trust, and when executed and delivered by the other parties thereto, such Basic Documents will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

                           (iii) No consent, approval, authorization, license or
                  other order or action of, or filing or
                  registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Trustee or the Trust of the Basic Documents to which it is a party or the consummation of the transactions contemplated thereby except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and the filing of any UCC financing statements required to perfect the Trust's interest in the Receivables.

                           (iv) The execution, delivery and performance by the
                  Trustee of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby and the compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a default under or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of, (A) the articles of association or bylaws of the Trustee, (B) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Trustee is a party or by which the Trustee is bound or any of its properties are subject, or (C) any law, order, rule or regulation applicable to the Trustee or its properties, of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or any of its properties.

                           (v) The Certificates have been duly executed,
                  authenticated and delivered by the Trustee.

                           (vi) There are no actions, suits or proceedings
                  pending or, to the best of such counsel's knowledge, threatened against the Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Trustee of any of the Basic Documents.

                           (vii) The Trust has been duly formed and is validly
                  existing as a statutory business trust under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

             (j) The Representative shall have received from counsel for the Indenture Trustee a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel to the effect that:

                           (i) The Indenture Trustee is duly organized, validly
                  existing and in good standing under the laws of its jurisdiction of organization. The Indenture Trustee has full power, authority and legal right to execute, deliver and perform the Basic Documents to which it is a party and carry out their respective terms.

                           (ii) The execution, delivery and performance by the
                  Indenture Trustee of the Basic Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by the Indenture Trustee by all necessary action. The Basic Documents to which it is a party have been duly executed and delivered by the Indenture Trustee, and when executed and delivered by the other parties thereto, will constitute legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of rights of creditors generally and to equitable limitations on the availability of specific remedies.

                           (iii) The Notes have been duly authenticated and
                  delivered by the Indenture Trustee.

                           (iv) No consent, approval, authorization, license or
                  other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance of the Basic Documents to which it is a party by the Indenture Trustee or the consummation of the transactions contemplated thereby.

                           (v) The execution, delivery and performance of the
                  Basic Documents to which it is a party by the Indenture Trustee, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a default under or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of, (A) the charter, articles of association or bylaws of the Indenture Trustee, (B) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Indenture Trustee is a party or by which the Indenture Trustee is bound or any of its properties are subject, or (C) any law, order, rule or regulation applicable to the Indenture Trustee or its properties, of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or any of its properties.

                           (vi) There are no actions, suits or proceedings
                  pending or, to the best of such counsel's knowledge, threatened against the Indenture Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Indenture Trustee of the Indenture.

                       (vii) If the Indenture Trustee were acting as Servicer
                  under the Basic Documents as of the date of this Agreement, the Indenture Trustee would have the corporate power and authority to perform the obligations of the Servicer as provided in the Basic Documents.

                  (k) If any Rating Agency shall have requested any legal opinion, officer's certificate or other document not required by this Agreement, the Representative also shall have received such legal opinion, officer's certificate or other document together with a letter from the party delivering such opinion, certificate or document allowing the Underwriters to rely on such opinion, certificate or document as if it were addressed to the Underwriters.

                  (l) The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-P Notes shall have been rated the highest possible rating category by at least two Rating Agencies, the Class B Notes shall have been rated at least in the "A" category or its equivalent by at least two Rating Agencies and the Class C Notes shall have been rated at least in the "BBB" category or its equivalent by at least two Rating Agencies.

                  (m) On the Closing Date, the representations and warranties of the Participating Entities in the Basic Documents will be true and correct in all material respects.

                  (n) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement and the Basic Documents shall have been paid by the Seller at or prior to the Closing Date.

                  (o) The Seller shall have made or caused to be made a deposit in the Reserve Account in the amount of the Reserve Account Initial Deposit and a deposit to the Class C Reserve Account in the amount of the Class C Reserve Account Initial Deposit.

                  (p) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC- 1 financing statements have been filed in the offices of the Secretaries of State of Ohio, Illinois and Delaware and Cuyahoga County, Ohio reflecting the interest of each of the Seller, the Trust and the Indenture Trustee in the Receivables, the other Trust property and the proceeds thereof.

                  (q) The closing shall have occurred under the Certificate Purchase Agreement.

         8. Each Participating Entity jointly and severally (except as otherwise set forth at the conclusion of this paragraph) agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), incurred by such Underwriter or such controlling person and caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Seller shall have furnished such amendments or supplements thereto) or the ABS Note Term Sheet, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information; PROVIDED that the foregoing indemnity with respect to any untrue statement or omission in the ABS Note Term Sheet shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in the ABS Note Term Sheet is eliminated or remedied in the Prospectus (as amended or supplemented if the Seller shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person to the extent required by law, and, PROVIDED FURTHER, that to the extent that any such losses, claims, damages or liabilities incurred by such Underwriter or such controlling person shall have been caused by such an untrue statement or alleged untrue statement (i) relating to Receivables originated by AFG in its capacity as an Originator or as to any such Receivables assigned and sold by AFG to the Seller,
(ii) with respect to AFG as the subservicer of such Receivables or relating to any such Receivables subserviced by AFG, or (iii) with respect to AFG as the purchaser of any such Receivables from the Seller or the Trust upon a breach of a representation, warranty or covenant or as to any Receivables so purchased, in each case as provided by the applicable Basic Documents, then and in each such event AFG and the Seller shall be solely and severally liable to such Underwriter and such controlling persons for all such losses, claims, damages and liabilities incurred by each of them in accordance with the terms and provisions of this Section 8, and the Bank shall not have any liability whatsoever to such Underwriter or such controlling person for or to the extent of any such losses, claims, damages or liabilities.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Participating Entities, each director and officer of the Participating Entities and each person who controls any Participating Entity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Participating Entities to each Underwriter, but only with reference to Underwriter Information delivered by such Underwriter.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; PROVIDED that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Section 8 except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred promptly following submission of a documented request for such reimbursement. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative and any such separate firm for the Participating Entities, their directors, officers and control persons shall be designated in writing by the Bank. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have made two requests of an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the second aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such requests prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified

Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 8 is determined by a court to be unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Participating Entities on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Participating Entities on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Participating Entities on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Participating Entities and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Participating Entities on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Participating Entities or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Participating Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Securities set forth opposite their names in Schedule I hereto, and not joint.

         The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Participating Entities set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any Participating Entity or any of their officers or directors or any other person controlling any Participating Entity and (iii) acceptance of and payment for any of the Securities.

         9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Seller, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, or there shall have been any setting of minimum prices for trading on either such exchange; (ii) trading of any securities of or guaranteed by KeyCorp or any Participating Entity shall have been suspended on any exchange or in any over-the-counter market; (iii) a moratorium on commercial banking activities in New York or Ohio shall have been declared by either federal, New York or Ohio authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

         10. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         11. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase any Notes which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, and (iii) the aggregate principal amount of Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased by the Underwriters on such date, the other Underwriters shall be obligated to purchase Notes which such defaulting Underwriter agreed but failed or refused to purchase on such date. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase Notes which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, (iii) the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased by the Underwriters on such date, and (iv) arrangements satisfactory to the non-defaulting Underwriters and the Seller for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Participating Entity. In any such case either the Representative or the Seller shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12. If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of any Participating Entity to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Participating Entity shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, in each case, other than in connection with any default by the Underwriters under the preceding paragraph eleven, the Participating Entities agree to reimburse the Underwriters, severally, or such Underwriter which has so terminated this Agreement with respect to itself, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such

Underwriter(s) in connection with this Agreement or the offering contemplated thereunder.

         13. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629 (Facsimile No: (212) 325-8278), Attention:
Investment Banking--Transactions Advisory Group. Notices to the Participating Entities shall be given to them at Key Tower, 127 Public Square, Cleveland, Ohio 44114 (Facsimile No.: (216) 689-5708), Attention: Craig T. Platt.

         14. This Agreement shall inure to the benefit of and be binding upon the Participating Entities, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.


                            [SIGNATURE PAGES FOLLOW]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Participating Entities and the Underwriters in accordance with its terms.

                                             Very truly yours,

                                             KEY CONSUMER ACCEPTANCE CORPORATION


                                             By: /S/ Craig T. Platt
                                                -------------------------------
                                                    Name: Craig T. Platt
                                                    Title:President and Chief
                                                          Executive Officer

                                    KEY BANK USA, NATIONAL ASSOCIATION


                                    By: /S/ Craig T. Platt
                                       -------------------------------
                                           Name: Craig T. Platt
                                           Title: Senior Vice-President

                                              AUTOFINANCE GROUP, INC.


                                              By: /s/ Blair T. Nance
                                                 -------------------------------
                                                   Name: Blair T. Nance
                                                   Title:Chief Financial Officer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

CREDIT SUISSE FIRST BOSTON
CORPORATION, As Representative
of the Underwriter


By:/s/ Philip Weingord
   -------------------------------
   Name: Philip Weingord
   Title: Managing Director

                                                             SCHEDULE I


                                Initial              Initial                Initial                   Initial            Initial
                           Principal Amount      Principal Amount      Principal Amount          Principal Amount   Principal Amount
                             of Class A-1          of Class A-2          of Class A-3              of Class A-4       of Class A-5
                             Asset-Backed          Asset-Backed          Asset-Backed              Asset-Backed       Asset-Backed
                                 Notes                 Notes                 Notes                     Notes              Notes
                                -------               -------               -------                   -------            -------
Credit Suisse First              $134,000,000           $66,000,000           $75,000,000           $74,000,000        $75,900,000
                                 ============           ===========           ===========           ===========        ===========
Boston Corporation
Key Capital Markets,             $134,000,000           $66,000,000           $75,000,000           $74,000,000        $75,900,000
Inc.                             ============           ===========           ===========           ===========        ===========
Total:                           $268,000,000          $132,000,000          $150,000,000          $148,000,000       $151,800,000
                                 ============          ============          ============          ============       ============
Purchase Price:                    99.825000%            99.770000%            99.687500%            99.646875%         99.609375%



                                    Initial              Initial                Initial
                                Principal Amount      Principal Amount      Principal Amount
                                 of Class A-P           of Class B           of Class C
                                 Asset-Backed          Asset-Backed          Asset-Backed
                                     Notes                 Notes                 Notes                           Total
                                    -------               -------               -------                          ------
Credit Suisse First               $62,500,000           $31,810,000           $12,150,000                       $531,360,000
                                  ===========           ===========           ===========                       ============
Boston Corporation
Key Capital Markets,              $62,500,000           $31,810,000           $12,150,000                       $531,360,000
Inc.                              ===========           ===========           ===========                       ============
Total:                           $125,000,000           $63,620,000           $24,300,000                     $1,062,720,000
                                 ============           ===========           ===========                     ==============
Purchase Price:                    99.578125%            99.365625%            99.381250%                  $1,059,281,766.88


                                   SCHEDULE II

                              CERTAIN DEFINED TERMS
                              ---------------------

A. GENERAL QUALIFICATIONS. As used in the Opinion Letter, the term "GENERAL QUALIFICATIONS" shall mean and include, without limitation:

         (1) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and similar laws affecting the rights and remedies of creditors generally, including, without limitation, (a) the Federal Bankruptcy Code; (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally or that have reference to or affect generally only creditors of specific types of debtors, and state laws of like character affecting generally only creditors of financial institutions; (c) state fraudulent transfer and conveyance laws; (d) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities;

         (2) the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, principles: (a) governing the availability of specific performance, injunctive relief, or other equitable remedies, including those principles which may place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made; (b) affording equitable defenses against a party seeking enforcement; (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement; (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract; (e) requiring consideration of the materiality of a breach and the consequences of the breach to the party seeking enforcement; (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement;
                  (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract; and

         (3) the effect of other generally applicable rules of law that: (a) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;
                  (d) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; (e) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale; (f) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; (g) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (h) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; (i) may, in the absence of a waiver or consent, discharge a guarantor to the extent that (1) action by a creditor impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, or (2) guaranteed debt is materially modified; (j) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (1) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or
                  (2) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

B. ACTUAL KNOWLEDGE. The phrases "ACTUALLY KNOWN TO ME," "MY ACTUAL KNOWLEDGE" or similar phrases shall mean the conscious awareness of facts or other information by me or by any lawyer in the KeyCorp Law Group in Cleveland, Ohio.

C. COURT ORDERS. The term "COURT ORDERS" shall mean judicial administrative orders, writs, judgments, and decrees that name the any Participating Entity, are specifically directed to a Participating Entity or its respective property, and are issued by a court of competent jurisdiction.

                                  SCHEDULE III

                         ASSUMPTIONS AND QUALIFICATIONS


         For purposes of this opinion, I have assumed that (i) with respect to the opinions expressed in paragraphs (ii) and (iii), each of the Bank and AFG holds the requisite title and rights to the Receivables, (ii) the Underwriting Agreements and the Basic Documents have been duly executed and delivered by all parties thereto (other than the Participating Entities) and are valid and binding upon and enforceable against such parties, subject to the General Qualifications, (iii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence, (iv) all statutes, judicial and administrative decisions, and rules and regulations constituting Federal law and the laws of the State of Ohio are generally available to lawyers practicing in the State of Ohio and are in a format that make legal research reasonably feasible, and (v) Court Orders and agreements to which any Participating is a party or by which it or its properties are bound would be enforced as written.

         The opinions expressed herein are limited to matters of Federal law and the laws of the State of Ohio, without giving effect to principles of conflicts of laws. This Opinion Letter addresses only the specific legal issues addressed herein and does not, by implication or otherwise, address any other legal issues, including without limitation: federal securities (except as to paragraph
(viii) of this Opinion Letter) and tax laws; state securities, "blue-sky", or tax laws; the characterization of the transfer of the Receivables by the Bank or AFG to Seller or by Seller to the Trust as a sale of such Receivables or a transfer of a security interest therein, or the form, sufficiency or other legal requirements for such sale or transfer of a security interest (including the attachment and perfection thereof); laws, rules, and regulations of municipalities or other political subdivisions of the State of Ohio; and federal and state laws (such as ERISA and RICO) that in my reasonable judgment do not relate to the opinions expressed herein.


                                      III-1